Exhibit 10.1

NON-REDEMPTION AGREEMENT

This NON-REDEMPTION AGREEMENT, dated as of May 8, 2025 (this “Agreement”), is entered into by each of the parties identified on the signature page (the “Shareholders”) and Northview Acquisition Corporation, a Delaware corporation (“SPAC”). Unless specifically defined in this Agreement or otherwise stated, capitalized terms used but not defined in this Agreement shall have the meanings ascribed to them in the Merger Agreement (as defined below).

WHEREAS, SPAC has entered into that certain Merger Agreement and Plan of Reorganization, dated as of November 7, 2022 (as amended by Amendment No. 1, dated September 12, 2023, Amendment No. 2, dated January 12, 2024, Amendment No. 3, dated March 4, 2024, Amendment No. 4, dated February 11, 2025, Amendment No. 5, dated April 2, 2025, and as may be further amended, supplemented or otherwise modified from time to time, the “Merger Agreement”), by and among NorthView, NV Profusa Merger Sub Inc., a Delaware corporation and a direct, wholly-owned subsidiary of NorthView (“Merger Sub”), and Profusa, Inc., a California corporation (“Profusa”), pursuant to which, among other things, at the closing of the transactions contemplated by the Merger Agreement, SPAC will change its name to Profusa, Inc., which is hereinafter referred to as “New Profusa.”

WHEREAS, prior to the closing date of the Merger Agreement the Shareholders will own an aggregate of SPAC common stock, par value $0.0001 per share, that have rights of redemption under Trust Account as that term is defined in the Proxy Statement (defined below) equal to $1,250,000 or more (such shares hereafter defined as the “Shares”).

NOW, THEREFORE, in consideration of the foregoing and of the mutual covenants and agreements contained herein and for other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties, intending to be legally bound hereby, agree as follows:

1. Redemption Rights. Each of the Shareholders represents that prior to the closing of the Merger Agreement (the “Closing Date”) it will own the number of Shares reflected on the signature page of this Agreement opposite its name. Each of the Shareholders further agrees that during the period (such period, the “Term”) commencing on the date hereof and ending on the earlier to occur of (a) the closing of the Merger (the “Closing Date”), and (b) such date and time as the Merger Agreement shall be terminated in accordance with its terms (the “Expiration Time”), each of the Shareholders will not exercise its right to redeem all or any portion of the Shares as set forth in the organizational documents of SPAC in connection with any vote on a business combination or an extension of the SPAC’s time to complete a business combination. In the event that either or both Shareholders inform the SPAC that it/they do not own a number of Shares equal to or in excess of the number set forth on the signature page of this Agreement prior to the Redemption Date (as that term is defined in the definitive Proxy Statement for Special Meeting of the Stockholders of Northview Acquisition Corporation (as amended and supplemented) filed by SPAC with the Securities and Exchange Commission (the “Proxy Statement”), then it/they shall notify SPAC, and SPAC agrees that it will extend the Redemption Date set forth in the Proxy Statement in order to afford the Shareholders the opportunity to accumulate additional Shares prior to the Closing Date.

2. Grant of Power of Attorney. During the Term, Shareholder hereby irrevocably and unconditionally grants to, and appoints, the Company, and any of its respective designees, as Shareholder’s proxy and attorney-in-fact (with full power of substitution), for and in the name, place and stead of Shareholder, to revoke any redemption election made by Shareholder in contravention of Section 1 with respect to any of Shareholder’s Shares and cause SPAC’s transfer agent to fail to redeem such shares in connection with the Merger.

3. Beneficial Ownership. Each Shareholder hereby represents and warrants that, as of the date of this Agreement, it does not beneficially own, directly or through its nominees (as determined in accordance with Section 13(d) of the Exchange Act, and the rules and regulations promulgated thereunder), any shares of SPAC Common Stock other than those shares of SPAC Common Stock disclosed in the Proxy Statement.

4. Covenants of Shareholder. Shareholder hereby: (a) agrees to promptly notify the SPAC of the number of any new shares of common stock, par value $0.0001 per share, of SPAC (“New Shares”) acquired by Shareholder during the Term (any such New Shares being subject to the terms of this Agreement as though owned by Shareholder on the date hereof); (b) agrees to permit SPAC to publish and disclose Shareholder’s identity, and the nature of Shareholder’s commitments, arrangements and understandings under this Agreement, and, if deemed appropriate by SPAC, a copy of this Agreement, in (i) any Registration Statement and/or Proxy Statement, (ii) any Form 8-K filed by SPAC relating to the transactions contemplated herein, and (iii) any other documents or communications provided by SPAC to any Governmental Authority or to securityholders of SPAC, in each case, to the extent required by the federal securities Laws or the SEC or any other securities authorities; (c) agrees that any offers to purchase Shares pursuant to this Agreement shall either comply with Rule 14e-5 under the Exchange Act or shall not constitute a tender offer pursuant to the Exchange Act, and (d) shall and does authorize the SPAC and its counsel to notify SPAC’s transfer agent that there is no stop transfer order with respect to any of the Shares (and that this Agreement does not place limits on the voting and transfer of such shares).

5. No Ownership Interest. Nothing contained in this Agreement will be deemed to vest in the SPAC any direct or indirect ownership or incidents of ownership of or with respect to the Shares. All rights, ownership and economic benefits of and relating to the Shares shall remain vested in and belong to Shareholder, and the Company shall have no authority to manage, direct, superintend, restrict, regulate, govern or administer any of the policies or operations of SPAC or exercise any power or authority to direct Shareholder in the voting of any of the Shares, except as otherwise provided herein with respect to the Shares.

6. Termination. This Agreement and the obligations of each Shareholder under this Agreement shall automatically terminate upon the earliest of: (a) the Effective Time; (b) the Expiration Time; and (c) the mutual agreement of the Shareholders and the SPAC. Upon termination or expiration of this Agreement, no party shall have any further obligations or liabilities under this Agreement; provided, however, such termination or expiration shall not relieve any party from liability for any willful breach of this Agreement occurring prior to its termination.

7. Governing Law; Jurisdiction; Jury Trial Waiver. This Agreement shall be governed by, and construed in accordance with, the Laws of the State of Delaware applicable to contracts executed in and to be performed in that State. All legal actions and proceedings arising out of or relating to this Agreement shall be heard and determined exclusively in any Delaware Chancery Court; provided that, if jurisdiction is not then available in the Delaware Chancery Court, then any such legal Action may be brought in any federal court located in the State of Delaware or any other Delaware state court. The parties hereto hereby (a) irrevocably submit to the exclusive jurisdiction of the aforesaid courts for themselves and with respect to their respective properties for the purpose of any action arising out of or relating to this Agreement brought by any party hereto, and (b) agree not to commence any action relating thereto except in the courts described above in Delaware, other than actions in any court of competent jurisdiction to enforce any judgment, decree or award rendered by any such court in Delaware as described herein. Each of the parties further agrees that notice as provided herein shall constitute sufficient service of process and the parties further waive any argument that such service is insufficient. Each of the parties hereby irrevocably and unconditionally waives, and agrees not to assert, by way of motion or as a defense, counterclaim or otherwise, in any action arising out of or relating to this Agreement or the transactions contemplated hereby, (a) any claim that it is not personally subject to the jurisdiction of the courts in Delaware as described herein for any reason, (b) that it or its property is exempt or immune from jurisdiction of any such court or from any legal process commenced in such courts (whether through service of notice, attachment prior to judgment, attachment in aid of execution of judgment, execution of judgment or otherwise) and (c) that (i) the action in any such court is brought in an inconvenient forum, (ii) the venue of such action is improper or (iii) this Agreement, or the subject matter hereof, may not be enforced in or by such courts. Each of the parties hereto hereby waives to the fullest extent permitted by applicable law any right it may have to a trial by jury with respect to any litigation directly or indirectly arising out of, under or in connection with this Agreement. Each of the parties hereto (a) certifies that no representative, agent or attorney of any other party has represented, expressly or otherwise, that such other party would not, in the event of litigation, seek to enforce that foregoing waiver and (b) acknowledges that it and the other hereto have been induced to enter into this Agreement and the Transactions, by, among other things, the mutual waivers and certifications in this Section 7.

8. Counterpart. This Agreement may be executed and delivered (including by facsimile or portable document format (pdf) transmission) in one or more counterparts, and by the different parties hereto in separate counterparts, of which when executed shall be deemed to be an original but all of which taken together shall constitute one and the same agreement.

9. Amendment. This Agreement may not be amended, changed, supplemented, waived or otherwise modified or terminated, except upon the execution and delivery of a written agreement executed by SPAC, and the Shareholders.

IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the date first written above.

NORTHVIEW ACQUISITION CORP.

By:	/s/ Fred Knechtel
Name:	Fred Knechtel
Title:	CFO

SHAREHOLDERS:

I-Bankers Securities, Inc.

60.0% of the Shares

By:	/s/ Matt McCloskey
Name:	Matt McCloskey
Title:	President

Dawson James Securities, Inc.

40.0% of the Shares

By:	/s/ Robert D. Keyser
Name:	Robert D. Keyser
Title:	CEO